UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CBS Outdoor Americas Inc.

(Exact name of registrant as specified in its charter)

Maryland	46-4494703
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

405 Lexington Avenue, 17th Floor New York, NY	10174
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐

Securities Act registration statement file number to which this form relates: 333-189643

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

Title of class

None

Item 1.	Description of Securities To Be Registered.

A description of the Common Stock, par value $0.01 per share, of CBS Outdoor Americas Inc. (the “Registrant”), is set forth under “Description of Securities” in the Company’s Registration Statement on Form S-11 (File No. 333-189643) initially filed with the Securities and Exchange Commission on June 27, 2013, as amended from time to time thereafter, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CBS Outdoor Americas Inc.

Date: March 20, 2014

By:	/s/ Joseph R. Ianniello
Name:	Joseph R. Ianniello
Title:	President, Treasurer and Secretary